UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2013

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orland, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

Determination of Estimated Per-Share Value

Overview

We are announcing an estimated per-share value of our common stock equal to $10.02 per share, calculated as of December 31, 2012. This estimate is being provided to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) Rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act (“ERISA”) reporting requirements.

Valuation Methodology

In arriving at this estimate, our overall objective was to determine an estimated per-share value that is supported by a methodology and assumptions that are appropriate and that employ procedures and calculations that can be reliably repeated in future periods. In furtherance of this objective, we engaged an independent third-party commercial real estate valuation firm, to appraise all of our real estate assets. Our Board of Directors, including all of the independent directors, reviewed the qualifications of the independent appraisers to appraise the Company’s real estate portfolio and determined that such independent appraisers possess the experience and professional competence necessary to be relied upon as experts with respect to the valuation of the Company’s real estate assets.

The independent appraisers’ analyses, opinions, and conclusions were developed in conformity with the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute and in conformity with the Uniform Standards of Professional Appraisal Practice. The independent appraisers appraised each of our real estate assets individually.

Our Board of Directors also considered the qualifications of the Advisor, including its professional staff, and determined that the Advisor possesses the experience and professional competence necessary to be relied upon as an expert with respect to the valuation of the Company’s assets and liabilities and the shares of our common stock. Our Board of Directors reviewed the report prepared by our Advisor which recommended an estimated per-share value, and considering all information provided in light of its own knowledge regarding our assets and unanimously agreed upon an estimated value of $10.02 per share, which is consistent with the recommendations of our Advisor and the independent appraisers appraisals.

Our estimated per-share value was calculated by aggregating the value of our real estate as appraised at September 30, 2012 and the December 31, 2012 estimated fair value of our other assets, subtracting the estimated fair value of our liabilities at December 31, 2012, adjusting the valuations for interests in joint ventures on selected assets, and dividing the total by the number of our common shares outstanding as of December 31, 2012. Our estimated aggregate share value is the same as our net asset value. It does not reflect any portfolio premium.

Calculation:

As of December 31, 2012, our estimated per-share value was calculated as follows:

Real estate assets	$21.96	(1)
Debt	(12.54	)(2)
Other	.60	(3)
Estimated net asset value per-share	$10.02
Estimated enterprise value premium	None assumed
Total estimated per-share value	$10.02

(1)

Our real estate assets were appraised as of September 30, 2012, using valuation methods that we believe are typically used by investors for properties similar to ours, including capitalization of the property net operating income, comparison with sales of similar properties and a cost approach. We do not believe that there have been any material changes between September 30, 2012 and December 31, 2012 in the values of our real estate assets. Primary emphasis was placed on the direct capitalization analysis, with the other approaches used to confirm the reasonableness of the value conclusion. Using this methodology, the appraised value of our real estate assets reflects an overall increase from original purchase price, exclusive of acquisition costs, plus post-acquisition capital investments, of 21.0%. We believe that the assumptions employed in the property appraisals are reasonable and within the ranges used for properties similar to ours and held by investors with similar expectations to our investors. However, a change in the assumptions utilized by the independent appraisers would impact the calculation of the value of our real estate assets. For example, assuming all other factors remain unchanged, a change in the assumed capitalization rate by 0.25% would yield a change in our net asset value of approximately $0.55 per share.

Based upon the property net operating income for our properties as estimated by the independent appraisers, the aggregate appraised value of the portfolio is $281,300,000.

(2)	The fair value of our debt instruments was estimated using discounted cash flow models, which incorporate assumptions that we believe reflect the terms currently available on similar borrowing arrangements to borrowers with credit profiles similar to ours.
(3)	The fair value of our non-real estate assets and liabilities is estimated to materially reflect book value given their typically short-term (less than 1 year) settlement periods. Such adjustment also includes the effect of ownership of certain of our properties by joint venture partners.

Our estimated per-share value of $10.02 as of December 31, 2012 has been positively affected by the performance of our portfolio. We plan to enhance this performance with value added asset management strategies and partnering with our senior-living property operators.

We plan to update our estimated per-share value on an annual basis.

Limitations and Risks

As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may not be accurate or complete (see the footnotes to the table above). Different parties with different assumptions and estimates could derive a different estimated per-share value. Accordingly, with respect to our estimated per-share value, we can provide no assurance that:

  a stockholder would be able to realize this estimated value per share upon attempting to resell his or her shares;
  we would be able to achieve, for our stockholders, the estimated value per share, upon a listing of our shares of common stock on a national securities exchange, selling our real estate portfolio, or merging with another company; or
  the estimated share value or the methodologies relied upon to estimate the share value, will be found by any regulatory authority to comply with FINRA, ERISA, or any other regulatory requirements.

Furthermore, the estimated value of our shares was calculated as of a particular point in time. The value of our shares will fluctuate over time in response to, among other things, changes in real estate market fundamentals, capital markets activities, and attributes specific to the properties within our portfolio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: February 4, 2013	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer